Exhibit 4.1

FORM OF SECOND AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

RILEY EXPLORATION – PERMIAN, LLC

AND

THE OTHER PARTIES HERETO

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of ____________, 2018, by and among Riley Exploration – Permian, LLC, a Delaware limited liability company (the “Company”), and the other parties hereto identified on the signature page of this Agreement (the “Members”).

RECITALS

WHEREAS, the Company and certain of the Members entered into that certain Registration Rights Agreement, dated as of March 6, 2017 (the “Original Registration Rights Agreement”), contemporaneously with the closing of the issuance and sale of the Series A Preferred Units (as defined below) pursuant to the Preferred Unit Purchase Agreement dated as of March 6, 2017, by and among the Company and the purchasers of the Series A Preferred Units (the “March 2017 Purchase Agreement”); and

WHEREAS, the parties entered into an Amended and Restated Registration Rights Agreement dated as of September 7, 2017 (the “Amended Registration Rights Agreement”) in connection with the closing of the issuance and sale of Series A Preferred Units pursuant to the Unit Purchase Agreement dated as of September 7, 2017, by and among the Company, the purchasers of the Series A Preferred Units, and certain other purchasers of Common Units (together with the March 2017 Purchase Agreement, the “Purchase Agreements”); and

WHEREAS, the Company agreed to provide the registration and other rights set forth in this Agreement for the benefit of all of the Members party to the Purchase Agreements in conjunction with the issuance of Series A Preferred Units pursuant to the Purchase Agreements; and

WHEREAS, the Company and such Members desire to amend and restate the Amended Registration Rights Agreement and to add the other Members party hereto in connection with the Company’s proposed conversion to a corporation (the “Conversion”) and proposed Initial Public Offering of the Company’s Common Stock to occur following such Conversion.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby amend and restate the Original Registration Rights Agreement in its entirety to read as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein without definition shall have the meanings given to them below:

“Affiliate” means, with respect to any specified Person, an “affiliate,” as defined in Rule 144 under the Securities Act (or any successor rule or regulation to Rule 144 then in force) of such Person.

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Automatic Shelf Registration Statement” means a registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) (or any successor or similar provision adopted by the SEC then in effect) under the Securities Act.

“Board” means the Board of Directors of the Company (or functional equivalent).

“Common Stock” means, following the Conversion, the common stock, par value $0.01 per share, of the Company.

“Common Units” means the Units of Membership Interest (or equivalent, howsoever named or denominated) of the Company, and any class or classes of stock or other securities resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any liquidation, dissolution or winding up of the Company.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement and includes any successor or assign thereto (by merger, consolidation, conversion to a corporation, or otherwise), including any Person that acquires all or substantially all of the assets of the Company.

“Demand Maximum Offering Size” has the meaning specified therefor in Section 2.1(d)(iv) of this Agreement.

“Effective Date” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Effectiveness Deadline” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Exchange” means the NYSE American, New York Stock Exchange, the NASDAQ Stock Market or such exchange on which Registrable Securities are listed and traded at the applicable time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means each Member and its Affiliates, when such Person is a holder or owner of any Registrable Securities, and any other holder of Registrable Securities transferred or assigned by a Member to such holder in accordance with Section 2.8 of this Agreement.

“Holder Underwriter Registration Statement” has the meaning specified therefor in Section 2.3(p) of this Agreement.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Initial Public Offering” means the initial registered offering of Company securities pursuant to a registration statement under the Securities Act, or a registration of Company securities under the Exchange Act, or a transaction giving rise to a listing of Company securities on an exchange or market in the United States, directly or indirectly, and includes an amalgamation, merger, securities exchange take-over bid or other transaction having a similar result.

“Launch Date” has the meaning specified therefor in Section 2.2(b) of this Agreement.

“Lock-Up Agreements” means the Lock-Up Agreements dated as of September 19, 2018 between each of the Members and SunTrust Robinson Humphrey, Inc. and Seaport Global Securities, LLC as Representatives of the Several Underwriters.

“Lock-Up Period” has the meaning specified therefore in the Lock-Up Agreements.

“Losses” has the meaning specified therefor in Section 2.6(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering or Overnight Underwritten Offering, the book running lead manager of such Underwritten Offering or Overnight Underwritten Offering.

“March 2017 Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Member” has the meaning specified therefor in the introductory paragraph.

“Opt-Out Notice” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Original Registration Rights Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Overnight Underwritten Offering” has the meaning specified therefor in Section 2.2(b) of this Agreement.

“Parity Holders” has the meaning specified therefor in Section 2.2(c) of this Agreement.

“Permitted Transferee” means, as to any Person, (i) any general partner or managing member of such Person, (ii) any partnership, limited partnership, limited liability company, corporation or other entity organized, formed or incorporated and managed or controlled by such Person, its general partner or managing member as a vehicle for purposes of making investments, or (iii) any member, limited partner or other equity holder of a Member, its Affiliates or any Permitted Transferee under clause (i) or (ii) above.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental authority or other entity.

“Piggyback Notice” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Piggyback Offering” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Pricing Date” has the meaning specified therefor in Section 2.2(b) of this Agreement.

“Purchase Agreements” has the meaning specified therefor in the recitals of this Agreement.

“Registrable Securities” means the Securities, whether or not issued, and any shares or other securities issued in respect of such Registrable Securities because of or in connection with any stock or unit dividend, stock or unit distribution, stock or unit split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Securities or any combination of shares or units, recapitalization, merger, consolidation or conversion to another type of entity or similar transaction, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock or other Registrable Securities, until such time as such securities cease to be Registrable Securities pursuant to Section 1.2 hereof.

“Registration Expenses” has the meaning specified therefor in Section 2.5(a) of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission (or any successor agency).

“Securities” means the Common Stock issuable upon conversion or exchange of the Series A Preferred Units or Common Units held by the Members on the date hereof, and any other units or other securities issued in respect of such Securities because of or in connection with any stock or unit dividend, stock or unit distribution, stock or unit split, purchase in any rights offering or in connection with any exchange for or replacement of such Securities or any combination of shares or units, recapitalization, merger, consolidation or conversion to another type of entity or similar transaction, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities, and fees and disbursements of counsel to the Selling Holders, other than those fees and disbursements of counsel required to be paid by the Company pursuant to Section 2.5(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Person” has the meaning specified thereof in Section 2.6(a).

“Series A Preferred Units” means the Series A Preferred Units of the Company as defined in that certain Second Amended and Restated Limited Liability Company Agreement of the Company dated March 6, 2017, as amended by that certain First Amendment dated September 7, 2017 and as may be further amended from time to time in accordance with its terms (the “LLC Agreement”), any units or other securities issued in respect of such Series A Preferred Units because of or in connection with any stock or unit dividend, stock or unit distribution, stock or unit split, purchase in any rights offering or in connection with any exchange for or replacement of such Series A Preferred Units or any combination of shares or units, recapitalization, merger, consolidation or conversion to a corporation or similar transaction, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Series A Preferred Units.

“Shelf Registration Statement” has the meaning specified therefor in Section 2.1(a) and (c) of this Agreement.

“Subsequent Shelf Registration Statement” has the meaning specified therefor in Section 2.1(c) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” or a “broker-facilitated” transaction with one or more investment banks. As used in this Agreement, a “broker-facilitated transaction” is a transaction in which the broker requests an opinion of counsel, comfort letter and/or due diligence information because of such broker’s internal policies and procedures related to such transaction and such broker having potential liability as an “underwriter” under Section 2(a)(11) of the Securities Act.

“Underwritten Offering Filing” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Underwritten Shelf Take-Down” has the meaning specified therefor in Section 2.1(d)(i) of this Agreement.

Section 1.2 Registrable Securities.

(a) Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (ii) such Registrable Security has been sold or disposed of pursuant to any section of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act under circumstances in which all of the applicable conditions of such Rule (then in effect) are met; (iii) such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such Registrable Security pursuant to Section 2.8 hereof or (iv) such Registrable Security is held by the Company or one of its subsidiaries. In addition, any Registrable Security will cease to be a Registrable Security on the fourth anniversary of the date the Initial Public Offering is consummated.

(b) Any determination, consent, approval, transfer, or other right hereunder with respect to a Holder of Registrable Securities shall be determined on an as-converted (or exchanged) to Common Stock basis, regardless of whether such Registrable Securities are then issued or outstanding (or then convertible or exchangeable); provided, however, that if such number is not determinable at the relevant time because the Conversion or the Initial Public Offering has not occurred, such determination, consent, approval, transfer or other right shall be determined based on the number of shares of Common Units and Series A Preferred Units held by such Holders.

(c) A Holder is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or holds an option, warrant or right to purchase, or a security convertible into or exchangeable for, Registrable Securities, whether or not such acquisition, conversion or exchange has actually been effected.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration; Underwritten Shelf Take-Down.

(a) Shelf Registration. The Company shall (i) prepare and file no later than 60 days following the expiration of the Lock-Up Period, a registration statement under the Securities Act to permit the public resale of all of the Registrable Securities from time to time (regardless of whether such Registrable Securities are outstanding at the time of filing or effectiveness of such registration statement), including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) with respect to all of the Registrable Securities (the “Shelf Registration Statement”) and (ii) cause the Shelf Registration Statement to become effective as soon as reasonably practicable thereafter (the “Effectiveness Deadline,” and, such date that the Shelf Registration Statement is declared or becomes effective, the “Effective Date”). The Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering all of the Registrable Securities, which shall contain a prospectus in such form as to permit any Holder to sell its Registrable Securities pursuant to Rule 415 (or any successor or similar rule adopted by the SEC then in effect) under the Securities Act at any time beginning on the Effective Date. Subject to Section 2.1(b), the Company will cause the Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act from and after the date it is first declared or becomes effective until all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Shelf Registration Statement when declared effective shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances then existing (in the case of a prospectus or supplement thereto). As soon as practicable following the Effective Date, but in any event within five Business Days of such date, the Company will notify the Selling Holders of the effectiveness of such Shelf Registration Statement. If the Company has an effective Shelf Registration Statement on Form S-1 under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act (including an Automatic Shelf Registration Statement), the Company shall promptly give notice of such eligibility to the Selling Holders covered thereby and shall, at the request of such Selling Holders with a majority of such Registrable Securities included in such Shelf Registration Statement, promptly convert such Shelf Registration Statement on Form S-1 to a registration statement on Form S-3 or such other short-form registration statement by means of a post-effective amendment or otherwise. No other securities of the Company may be included on the Shelf Registration Statement or otherwise participate in any concurrent or subsequent Underwritten Offering or Overnight Underwritten Offering of Registrable Securities utilizing the Shelf Registration Statement without the prior written consent of Holders holding a majority of Registrable Securities.

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to each Selling Holder whose Registrable Securities are included in the Shelf Registration Statement (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its subsidiaries) suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such registration statement but such Selling Holder may settle any contracted sales of Registrable Securities) if (i) the Company is pursuing a bona fide material acquisition, merger, reorganization, disposition or other similar transaction and the Board determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement (and such disclosure is then-required therein by applicable law, rule or regulation to permit offers and sales thereunder), (ii) the Company has experienced some other material non-public event the disclosure of which in the Shelf Registration Statement at such time, in the good faith judgment of the Board, would materially and adversely affect the Company (and such disclosure therein is then-required by applicable law, rule or regulation to permit offers and sales thereunder), or (iii) until the Company is eligible to incorporate such information by reference, the Board shall have determined in good faith, upon the advice of counsel, that it is required by law, rule or regulation to file a post-effective amendment to such registration statement in order to incorporate information into the registration statement for the purpose of (1) including in such registration statement any prospectus required under Section 10(a)(3) of the Securities Act, (2) reflecting in the prospectus included in such registration statement any facts or events arising after the effective date of such registration statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein, or (3) including in the prospectus included in such registration statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information; provided, however, in no event shall such Selling Holders be suspended under clauses (i), (ii) or (iii) of this Section 2.1(b)

from selling Registrable Securities pursuant to such registration statement for a period that exceeds an aggregate of 45 days in any 90-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

(c) Subsequent Shelf Registrations. If the Shelf Registration Statement filed under Section 2.1(a) or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the period described in Section 2.1(a) (other than under Section 2.1(b) or because of the sale of all of the securities registered thereunder), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend such Shelf Registration Statement in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional shelf registration statement pursuant to Rule 415 under the Securities Act (or any similar provision then in force) covering all of the Registrable Securities covered by and not sold under the Shelf Registration Statement (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective during the period described in Section 2.1(a). As used herein the term “Shelf Registration Statement” means the Shelf Registration Statement referenced in Section 2.1(a) and any Subsequent Shelf Registration Statements.

(d) Underwritten Shelf Take-Down

(i) Holders of greater than 15% of the then-currently Registrable Securities shall have the right to initiate an Underwritten Shelf Take-Down (as defined below) with the Company. The Company shall have no obligation to facilitate or participate in more than two (2) Underwritten Shelf Take-Downs per year pursuant to this Section 2.1(d). In connection with any proposed firmly underwritten resale of Registrable Securities initiated by any Holder eligible to do so pursuant to this Section 2.1(d), with respect to which the Shelf Registration Statement or a Subsequent Shelf Registration Statement is expressly being utilized to effect such resale (an “Underwritten Shelf Take-Down”), each Holder agrees, in an effort to conduct any such Underwritten Shelf Take-Down in the most efficient and organized manner, to notify all other Holders of such Underwritten Shelf Take-Down and coordinate with any other Holders prior to initiating any request of the Company pursuant to this Section 2.1(d) and cooperate with the other Holder(s) as to the aggregate amount of securities to be sold and the number of Registrable Securities to be sold by each Holder in the Underwritten Shelf Take-Down. In furtherance of the foregoing, the Company shall give prompt notice to any non-initiating Holder (if such Holder’s Registrable Securities are included in the Shelf Registration Statement or such Subsequent Shelf Registration Statement) of the receipt of a request from the initiating Holder (whose Registrable Securities are included in the Shelf Registration Statement or such Subsequent Shelf Registration Statement) of a proposed Underwritten Shelf Take-Down under and pursuant to the Shelf Registration Statement or such Subsequent Shelf Registration

Statement and, notwithstanding anything to the contrary contained herein, will provide such non-initiating Holders a period of ten (10) Business Days to participate in such Underwritten Shelf Take-Down, subject to the terms negotiated by and applicable to the initiating Holder and subject to the limitations set forth in Section 2.1(d)(iv). All such Holders electing to be included in an Underwritten Shelf Take-Down must sell their Registrable Securities to the underwriters selected as provided in Section 2.1(d)(v) on the same terms and conditions as apply to any other selling equity holders; provided, however, that no such Person shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Person as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto, and provided, further, that such liability will be limited to the net proceeds received by such Person from the sale of his, her or its Registrable Securities pursuant to such registration.

(ii) The Company shall be liable for and pay all Registration Expenses in connection with any Underwritten Shelf Take-Down; provided, that holders of Registrable Securities shall each pay their pro rata portion of all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities.

(iii) Notwithstanding anything to the contrary contained herein, the Company shall have no obligation to effect an Underwritten Shelf Take-Down pursuant to this Section 2.1(d) (and such request therefor shall not constitute an Underwritten Shelf Take-Down for any purpose under this Agreement) if the proposed Underwritten Shelf Take-Down would not reasonably be expected to result in aggregate gross cash proceeds to the participating Holders in excess of $20 million (before deducting expenses and underwriters’ discounts and commissions).

(iv) If an Underwritten Shelf Take-Down involves a public offering and the Managing Underwriter advises the Company and the participating Holders that, in its view, the number of Registrable Securities that the participating Holders and the Company propose to include in such Underwritten Shelf Take-Down exceeds the largest number of Registrable Securities that can be sold without having a material adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Demand Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Demand Maximum Offering Size:

(A) first, all Registrable Securities requested to be registered by the Holders requesting Registrable Securities be included in such Underwritten Shelf Take-Down, allocated, if necessary for the offering not to exceed the Demand Offering Maximum size, pro rata among such Holders on the basis of the total number of Registrable Securities held by such Holders immediately prior to such Underwritten Shelf Take-Down;

(B) second, all shares of Common Stock requested to be included in such Underwritten Shelf Take-Down by Persons other than Holders, allocated, if necessary for the offering not to exceed the Demand Maximum Offering Size, pro rata among such other Persons on the basis of the relative number of shares of Common Stock so requested to be included in such registration and offering by each such Person; and

(C) third, all securities proposed to be included in such registration and offering by the Company.

(v) In connection with the offering of Registrable Securities pursuant to an Underwritten Shelf Take-Down, the Company shall select the underwriter or underwriters, which must be reasonably acceptable to the initiating Holders. In connection with any public offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form, provided that the scope of the indemnity contained in such underwriting agreement on the part of the selling Holder is not more extensive than the indemnity described in Section 2.6(b)), provided that such agreements are consistent with this Agreement, and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such public offering, to the extent required by FINRA rules, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA. The Company shall make such representations and warranties to the holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings and take any other actions as the Managing Underwriter reasonably requests in order to expedite or facilitate the registration and disposition of such Registrable Securities. Each Holder participating in such underwriting shall also enter into such agreement, provided that the terms of any such agreement are consistent with this Agreement.

Section 2.2 Piggyback Rights.

(a) Participation. Except as provided in Section 2.2(b), if at any time during the Effectiveness Period after the Effectiveness Deadline, the Company proposes to file (i) a shelf registration statement (in which shelf registration statement the Company covenants and agrees to include thereon a description of the transaction under which the Holders acquired the Registrable Securities), other than the Shelf Registration Statement, (ii) a prospectus supplement to an effective shelf registration statement, other than the Shelf Registration Statement, and Holders could be included without the filing of a post-effective amendment thereto (other than a post-effective amendment that is immediately effective), or (iii) a registration statement, other than a shelf registration statement, in the case of each of clause (i), (ii) or (iii), for the sale of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) in an Underwritten Offering or Overnight Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than 10 Business Days (or one Business Day in the case of an Overnight Underwritten Offering) prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (C) such registration statement (other than a Shelf Registration Statement), as the case may be (an “Underwritten Offering Filing”), then the Company shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering (a “Piggyback Offering”) to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of the Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Company has been advised by the Managing Underwriter, and the Company has advised the Selling Holders in writing, that the inclusion of Registrable Securities for sale for the benefit of the Selling Holders will have a material adverse effect on the price, timing or distribution of the Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Selling Holders shall be determined based on the provisions of Section 2.2(c) of this Agreement. The notice required to be provided in this Section 2.2(a) to each Holder (the “Piggyback Notice”) shall be provided on a Business Day pursuant to Section 3.1 hereof. Each Holder shall then have ten (10) Business Days (or one Business Day in the case of an Overnight Underwritten Offering) after the date on which the Holders received the Piggyback Notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Board shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such offering. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.

(b) Overnight Underwritten Offering Piggyback Rights. If, at any time during any Effectiveness Period after the Effectiveness Deadline, the Company proposes to file an Underwritten Offering Filing and such Underwritten Offering is expected to be launched (the “Launch Date”) after the close of trading on one trading day and priced (the “Pricing Date”) before the open of trading on the next succeeding trading day (such execution format, an “Overnight Underwritten Offering”), then no later than one Business Day after the Company engages a Managing Underwriter for the proposed Overnight Underwritten Offering, the Company shall notify (including, but not limited to, notice by electronic mail) the Holders of the pendency of the Overnight Underwritten Offering and such notice shall offer the Holders the opportunity to include in such Overnight Underwritten Offering such number of Registrable Securities as each such Holder may request in writing within two Business Days after the Holder receives such notice. Notwithstanding the foregoing, if the Company has been advised by the

Managing Underwriter that the inclusion of Registrable Securities in the Overnight Underwritten Offering for the accounts of the Selling Holders is likely to have a material adverse effect on the price, timing or distribution of the Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock), then the amount of Registrable Securities to be included in the Overnight Underwritten Offering for the accounts of Selling Holders shall be determined based on the provisions of Section 2.2(c) this Agreement. If, at any time after giving written notice of its intention to execute an Overnight Underwritten Offering and prior to the closing of such Overnight Underwritten Offering, the Company determines for any reason not to undertake or to delay such Overnight Underwritten Offering, the Company shall give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Overnight Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities held by the Selling Holders in connection with such abandoned or delayed Overnight Underwritten Offering, and (ii) in the case of a determination to delay such Overnight Underwritten Offering, shall be permitted to delay offering any Registrable Securities held by the Selling Holders for the same period as the delay of the Overnight Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Overnight Underwritten Offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such offering. Notwithstanding the foregoing, any Holder may deliver an Opt-Out Notice to the Company requesting that such Holder not receive notice from the Company of any proposed Overnight Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.

(c) Priority of Rights. In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.2(a) and Section 2.2(b), respectively, if the Managing Underwriter or underwriters of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises the Company, and the Company advises the Selling Holders in writing, that the total number of shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) that the Selling Holders and any other Persons intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the number that can be sold in such Underwritten Offering or Overnight Underwritten Offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) offered or the market for the Common Stock (or such other securities), then the Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or underwriters advise the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company, if the offering was initiated for and on behalf of the Company or, otherwise, such other Person as has requested such registration, filing or offering, as the case may be and (ii) second, pro rata among all Selling Holders and other holders of any other Common Stock having rights of registration on parity with the Registrable Securities (“Parity Holders”) who have requested participation in such Underwritten Offering or Overnight Underwritten Offering; provided, that, for the avoidance of doubt, in the event of an Underwritten Shelf Take-Down that was initiated for and on behalf of any initiating Holders pursuant to Section 2.1(d), the allocation shall be subject to the priority provisions in Section 2.1(d)(iv). The pro rata allocations for each such Selling Holder shall be the product of (A) the aggregate number of Registrable Securities and shares of Common Stock proposed to be sold by all Selling Holders and Parity Holders, respectively, participating in the Underwritten Offering or Overnight Underwritten Offering (for the avoidance of doubt, after giving effect to the allocation pursuant to clauses (i) and (ii) of the preceding sentence) multiplied by (B) the fraction derived by dividing (x) the number of Registrable Securities owned at such time by such Selling Holder by (y) the aggregate number of Registrable Securities and shares of Common Stock owned at such time by all Selling Holders and Parity Holders, respectively, participating in the Underwritten Offering or Overnight Underwritten Offering. All participating Selling Holders and Parity Holders shall have the opportunity to share pro rata that portion of such priority allocable to any Selling Holder(s) or Parity Holders to the extent not so participating.

Section 2.3 Registration Procedures. In connection with its obligations under this Article II, the Company (or the applicable Selling Holder in the case of Section 2.3(q)), will, as soon as is reasonably practicable (or otherwise within the applicable timeframe, if any, specified in this Agreement):

(a) prepare and file with the SEC, and use commercially reasonable efforts to cause to be declared or become effective, the Shelf Registration Statement and each other registration statement contemplated by this Agreement with respect to all Registrable Securities as provided herein, make all required filings with FINRA and use commercially reasonable efforts to keep such Shelf Registration Statement and such other registration statement continuously effective during the period such Shelf Registration Statement or such other registration statement is required to remain effective pursuant to the terms of this Agreement; upon the occurrence of any event that would cause the Shelf Registration Statement or such other registration statement or the prospectus contained therein to contain a material misstatement or omission, the Company shall file an appropriate amendment to the Shelf Registration Statement or such other registration statement, a supplement to the prospectus, or a report filed with the SEC pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, correcting any such misstatement or omission, and the Company shall use commercially reasonable efforts to cause such amendment to be declared or become effective and the Shelf Registration Statement and such other registration statement and the related prospectus to become usable for their intended purposes as soon as practicable thereafter;

(b) (i) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and such other registration statement and the prospectus used in connection therewith as may be necessary to cause the Shelf Registration Statement and such other registration statement to be effective and to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement and such other registration statement; and (ii) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering or Overnight Underwritten Offering from a registration statement contemplated by this Agreement and the Managing Underwriter at any time shall notify the Selling Holders that, in the reasonable judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering or Overnight Underwritten Offering of such Registrable Securities, or if such information is required by applicable law (including the rules and regulation of the SEC), include such information in a prospectus supplement; provided, that, before filing any registration statement, prospectus or any amendments or supplements thereto the Company shall provide reasonable advance notice thereof to the Holders and, if requested, furnish at no charge to the Holders of the Registrable Securities included or to be included in such registration statement (and to a single counsel for the Holders selected by the holders of a majority of Registrable Securities) and the Managing Underwriter or underwriters (and to their counsel), if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing), and the Company shall not file any such registration statement or prospectus or any amendments or supplements thereto in respect of which the Holders have provided or must provide information for the inclusion therein without such Holders being afforded an opportunity to review such documentation if the holders of a majority of the Registrable Securities covered by such Registration Statement, or the Managing Underwriter or underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or any prospectus or prospectus supplement to be used in connection therewith or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Shelf Registration Statement or such other registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering or Overnight Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto contemplated by this Agreement, when the same has become effective; and (ii) any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its subsidiaries);

(f) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any post-effective amendment thereto, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its subsidiaries); and following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities (provided that in no event shall such letters or correspondence contain any material, non-public information regarding the Company or any of its subsidiaries);

(h) in the case of an Underwritten Offering or Overnight Underwritten Offering, furnish upon request and addressed to the underwriters and to the Selling Holders, (i) an opinion of counsel for the Company, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “comfort letter,” dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants (and, if applicable, independent reserve engineers) who have certified the Company’s financial statements (or prepared, reviewed or audited, as applicable, oil and gas reserves) included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and cover substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ (and, if applicable, independent reserve engineers’) letters delivered to the underwriters in Underwritten Offerings or Overnight Underwritten Offerings of securities, and such other matters as such underwriters or Selling Holders may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; including, but not limited to, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and all pertinent financial and other records, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make available for inspection by such appropriate representatives pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such representative;

(k) use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed or quoted;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities and entry of such Registrable Securities in book-entry with The Depository Trust Company (including, making appropriate officers of the Company available to (i) prepare and make presentations at any “road shows” before analysts and other customary marketing activities, (ii) participate in one on one meetings with prospective purchasers of the Registrable Securities and (iii) cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities);

(o) cause the Registrable Securities to be initially represented by direct registration with the Company’s transfer agent and provide a CUSIP number for all Registrable Securities; and, in connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such Registrable Securities under the Shelf Registration Statement or any other registration statement contemplated by this Agreement;

(p) if any Selling Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Selling Holder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Holder Underwriter Registration Statement”), then, (i) until the Effectiveness Period ends, cooperate with such Selling Holder in allowing such Selling Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof; (ii) until the Effectiveness Period ends, at any Selling Holder’s request, furnish to such Selling Holder, on the date of the effectiveness of any Holder Underwriter Registration Statement and thereafter no more often than on a quarterly basis when so requested, (A) a letter, dated such date, from the Company’s independent certified public accountants (and, if applicable, independent reserve engineers) in form and substance as is customarily given by independent certified public accountants (and, if applicable, independent reserve engineers) to underwriters in an underwritten public offering, addressed to such Selling Holder, (B) an opinion, dated as of such date, of counsel representing the Company for purposes of such Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Selling Holder and (C) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of the Company addressed to such Selling Holder; and (iii) use its reasonable efforts to provide legal counsel to such Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the SEC;

(q) each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.3, shall reasonably promptly discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.3 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

(r) if requested by a Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to such Holder or any subsequent Holder, the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post- effective amendment; and (iii) as soon as practicable, supplement or make amendments to the Shelf Registration Statement or any other registration statement; and

(s) use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

Section 2.4 Cooperation by Holders. The Company shall have no obligation to include in the Shelf Registration Statement or any other registration statement contemplated by this Agreement Registrable Securities of a Holder who has failed to timely furnish such information which, in the opinion of counsel to the Company, is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement thereto, as applicable, to comply with the Securities Act.

Section 2.5 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement or any other registration statement, prospectus or prospectus supplement or amendment or supplement contemplated by this Agreement, an Underwritten Offering or Overnight Underwritten Offering covered under this Agreement, and/or the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of FINRA, all underwriting fees, discounts and selling commissions and (to the extent not paid by the applicable underwriters) fees of underwriters’ counsel relating to the sale of securities other than the Registrable Securities, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of (x) one counsel to the Holders (selected by Holders holding a majority of Registrable Securities being registered) and (y) counsel and independent public accountants (and, if applicable, independent reserve engineers) for the Company, including the expenses of any legal opinions or letters, special audits or “comfort letters” required by or incident to such performance and compliance. Registration Expenses shall not include (i) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities or (ii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Company pursuant to first sentence of this Section 2.5(a).

(b) Expenses. The Company will pay all Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering or Overnight Underwritten Offering, whether or not any sale is made pursuant to the Shelf Registration Statement or any other registration statement.

Section 2.6 Indemnification.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its Affiliates and their respective directors, officers, managers, employees and agents and each underwriter pursuant to the applicable underwriting agreement with such underwriter and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act and its directors, officers, employees and agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’, accountants’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus (or roadshow or other similar marketing material) or final prospectus, or any amendment or supplement thereof or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Shelf Registration Statement or such other registration statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act against any Losses to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by such Selling Holder expressly for inclusion in the Shelf Registration Statement, any other registration statement contemplated by this Agreement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but such indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 2.6 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof;

provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 2.6 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, in its sole discretion, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.6 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder Indemnified Person or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between the Company, on the one hand, and such Selling Holder Indemnified Person, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of such Selling Holder Indemnified Person, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by any Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the Company, on the one hand, and each Selling Holder Indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.6 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 (or any successor rule or regulation to Rule 144 then in force) of the Securities Act, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times;

(c) so long as a Holder owns any Registrable Securities, (i) furnish to such Holder promptly upon request a written statement of the Company that it has complied with the reporting requirements of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act and (ii) furnish to such Holder reasonably promptly upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

(d) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act.

Section 2.8 Transfer or Assignment of Registration Rights. A Holder’s rights hereunder may be transferred or assigned by any Holder; provided, that (a) the transferee or assignee is an Affiliate of such Holder or a Permitted Transferee or the transfer or assignment is with respect to Registrable Securities constituting (1) at least 5% of the Registrable Securities or (2) 100% of the Registrable Securities held in the aggregate by the transferring Holder and its Affiliates, (b) the Company is given written notice as promptly as practicable after any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement.

Section 2.9 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.

Section 2.10 No Inconsistent Agreements; Limitation on Subsequent Registration Rights. The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities of such Holders, file or have declared effective a registration statement for equity securities before the Shelf Registration Statement is filed or declared effective, as applicable. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least a majority of Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in the Shelf Registration Statement, or in any Piggyback Offering on a basis that is on parity with, or superior in any material respect to, the Piggyback Offering rights granted to the Holders pursuant to Section 2.2 of this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Communications. All notices and other communications provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:

if to the Company to:

Riley Exploration – Permian, LLC

29 E. Reno Avenue, Suite 500

Oklahoma City, OK, 73104

Attention: Bobby D. Riley

Chief Executive Officer

bobby@rileypermian.com

or, if to a Member, such Person’s address as set forth on the signature page hereto or, if to a transferee of a Holder, to the transferee at the addresses provided pursuant to Section 2.8 above. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iv) upon actual receipt if received during recipient’s normal business hours, or at the beginning of the recipient’s next Business Day if not received during recipient’s normal business hours, if sent by facsimile and confirmed by appropriate answer-back; and (v) upon actual receipt when delivered to an air courier guaranteeing overnight deliver.

Section 3.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3 Recapitalization, Exchanges, etc. Affecting the Stock.

(a) The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all stock or other securities of the Company or any successor or assign of the Company (whether by merger, acquisition, consolidation, reorganization, sale of assets or otherwise), which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations, pro rata distributions of stock and the like occurring after the date of this Agreement.

(b) The Company agrees that it shall not effect or permit to occur any combination or subdivision of Common Stock or other securities constituting Registrable Securities which would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

Section 3.4 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.5 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.8 Governing Law. THIS AGREEMENT IS GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF DELAWARE.

Section 3.9 Jurisdiction. EACH OF THE PARTIES IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, TO THE SUPERIOR COURT OF THE STATE OF DELAWARE OR, IF JURISDICTION IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES, THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE STATE OF DELAWARE, AND ANY APPELLATE COURT FROM ANY SUCH STATE OR FEDERAL COURT, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS WITH RESPECT TO ANY SUCH CLAIM SHALL BE HEARD AND DETERMINED IN SUCH DELAWARE COURT OR IN SUCH FEDERAL COURT, AS APPLICABLE. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. In addition, each of the parties hereby irrevocably and unconditionally agrees (1) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (2)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal processes and notify the other parties of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (2)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 3.10 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 3.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.12 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement amends, restates and supersedes both the Original Registration Rights Agreement and the Amended Registration Rights Agreement in their entirety, and together with the Purchase Agreements and the Lock-Up Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.13 Amendment. This Agreement may be amended or waived only by means of a written amendment or waiver signed by the Company and the Holders of at least a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such registration statement.

Section 3.14 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.15 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Members (and their transferees or assignees) and the Company shall have any obligation hereunder and that notwithstanding that a Member is a limited liability company or other entity, no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Members or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Members or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Members under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 3.16 Independent Nature of Holder’s Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any

Holder pursuant thereto, shall be deemed to constitute the Holder as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that a Holder is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

Section 3.17 Further Assurances. The Company and each of the Holders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

Section 3.18 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY: RILEY EXPLORATION – PERMIAN LLC
By:
Name:	Bobby D. Riley
Title:	Chief Executive Officer

[Signature Page to Second Amended & Restated Registration Rights Agreement]

MEMBERS: BLUESCAPE RILEY EXPLORATION HOLDINGS LLC
By:
Name:	Philip Riley
Title:	President

BLUESCAPE RILEY EXPLORATION ACQUISITION LLC

By:
Name:	Philip Riley
Title:	President

Address:	919 Milam, Suite 550
Houston, Texas 77002
Attention: Philip Riley
Email: priley@bluescapepartners.com

with a copy (which shall not constitute
notice) to:

200 Crescent Court, Suite 1900
Dallas, Texas 75201
Attention: Jonathan A. Siegler

And

Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500
Houston, Texas 77002-6760
Attention: Bryan Loocke
James M. Garrett
Email: bloocke@velaw.com

[Signature Page to Second Amended & Restated Registration Rights Agreement]

YORKTOWN ENERGY PARTNERS XI, L.P.
By: Yorktown XI Company LP, its general partner
By: Yorktown XI Associates LLC, its general partner
By:
Name:	Bryan H. Lawrence
Title:

Address:	410 Park Avenue, 19th Floor
New York, New York 10022

With a copy to (which shall not constitute notice):
Thompson & Knight LLP 1722 Routh Street, Suite 1500
Dallas, Texas 75201
Attention: Ann Marie Cowdrey
Email: annmarie.cowdrey@tklaw.com

[Signature Page to Second Amended & Restated Registration Rights Agreement]

BOOMER PETROLEUM, LLC
By:
Name:	Alvin G. Libin
Title:	President

Address:	3200 255 5th Avenue SW
Calgary, Alberta
T2P 3G6
Attention: Alvin G. Libin

With a copy to (which shall not constitute notice):
Baker & McKenzie LLP 700 Louisiana St., Suite 3000
Houston, Texas 77002
Attention: Denmon Sigler
Facsimile: (713) 427-5099
Email: denmon.sigler@bakermckenzie.com

[Signature Page to Second Amended & Restated Registration Rights Agreement]

RILEY EXPLORATION GROUP, INC.
By:
Name:	Corey Riley
Title:	President

Address:	2008 North Council Blanchard, Oklahoma 73010

With a copy to (which shall not constitute notice): di Santo Law PLLC 205 Hudson Street, 7th FL New York, NY 10013 Attention: Beth A. di Santo Email: bdisanto@disantolaw.com

[Signature Page to Second Amended & Restated Registration Rights Agreement]